Exhibit 99.1

EVgo Inc. Reports Record Second Quarter 2025 Results

Secured First of its Kind Commercial Bank Loan Facility to Accelerate Nationwide Infrastructure Buildout

●	$225 million oversubscribed 5-year facility placed in July with five participating lenders and option to increase up to $300 million.
●	Record revenue of $98.0 million in the second quarter, representing an increase of 47% year-over-year.
●	Charging network revenue totaled a record $51.8 million in the second quarter, an increase of 46% year-over-year, representing the 14th consecutive quarter of double-digit year-over-year charging revenue growth.
●	Network throughput reached 88 gigawatt-hours (“GWh”) in the second quarter, an increase of 35% year-over-year.
●	Added more than 240 new operational stalls during the second quarter.
●	Ended the second quarter with 4,350 stalls in operation.

LOS ANGELES – August 5, 2025 — EVgo Inc. (Nasdaq: EVGO) (“EVgo” or the “Company”) today announced results for the second quarter ended June 30, 2025. Management will host a webcast today at 8 a.m. ET / 5 a.m. PT to discuss EVgo’s results and other business highlights.

“EVgo delivered another record quarter powered by strong operational performance, improved operating efficiencies and focused execution on our financial initiatives,” said Badar Khan, EVgo’s CEO. “Our groundbreaking financing transaction marks the first of its kind in our sector, and will help accelerate stall growth and further EVgo’s position as an industry leader built for long-term success. As we look to the second half of the year, we remain fully focused on shareholder value creation by continuing to improve profitability, invest in future growth, deliver value to our customers and build on our financial momentum to move closer to our goal of achieving Adjusted EBITDA breakeven for the full year.”

Business Highlights

●	Commercial Loan Facility: On July 23, 2025, EVgo secured a commercial bank financing facility (the “Facility”) of up to $300 million, with $225 million committed and $75 million of incremental availability. Proceeds of the Facility will be used to accelerate EVgo’s nationwide deployment of high-power charging infrastructure by over 1,500 new fast charging stalls.
●	Stall Development: The Company ended the second quarter with 4,350 stalls in operation. EVgo added more than 240 new DC fast charging stalls during the quarter and removed 100 legacy stalls as part of its ongoing EVgo ReNew™ efforts.

●	Average Daily Network Throughput: Average daily throughput per stall for the EVgo public network was 281 kilowatt hours per day in the second quarter of 2025, an increase of 22% compared to 230 kilowatt hours per day in the second quarter of 2024.
●	EVgo Autocharge+: Autocharge+ accounted for 28% of total charging sessions initiated in the second quarter of 2025.
●	Customer Accounts: Added over 122,000 new customer accounts in the second quarter, with a total of 1.5 million total customer accounts at the end of the quarter.
●	J3400 (NACS) Connectors: Second pilot site with native NACS connectors became operational in June 2025. Additional locations anticipated to be added throughout 2025.
●	PlugShare: PlugShare reached 6.9 million registered users and achieved 9.7 million check-ins since inception.

Financial & Operational Highlights

The below represent summary financial and operational figures for the second quarter of 2025.

●	Revenue of $98.0 million
●	Network Throughput[1] of 88 gigawatt-hours
●	Customer Account Additions of over 122,000 accounts
●	Gross Profit of $13.9 million
●	Net Loss Attributable to Class A Common Stockholders of $13.0 million
●	Adjusted Gross Profit[2] of $28.4 million
●	Adjusted EBITDA[2] of ($1.9) million
●	Net Cash Provided by Operating Activities of $14.1 million
●	Capital Expenditures of $26.2 million
●	Capital Expenditures, Net of Capital Offsets[2] of $17.1 million

1 Network throughput for EVgo public network excludes dedicated and eXtend™ sites.

2 Adjusted Gross Profit, Adjusted EBITDA, and Capital Expenditures, Net of Capital Offsets are non-GAAP measures and have not been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measure, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included elsewhere in this release.

(unaudited, dollars in thousands)	Q2'25	Q2'24	Better (Worse)	Q2'25 YTD	Q2'24 YTD	Better (Worse)
Network Throughput (GWh)	88	65	35%	172	117	47%
Revenue	$98,030	$66,619	47%	$173,317	$121,777	42%
Gross profit	$13,908	$6,398	117%	$23,231	$13,239	75%
Gross margin	14.2%	9.6%	460 bps	13.4%	10.9%	250 bps
Net loss	$(29,821)	$(29,610)	(1)%	$(56,048)	$(57,803)	3%
Adjusted Gross Profit¹	$28,359	$17,658	61%	$53,729	$34,945	54%
Adjusted Gross Margin[1]	28.9%	26.5%	240 bps	31.0%	28.7%	230 bps
Adjusted EBITDA[1]	$(1,933)	$(7,982)	76%	$(7,862)	$(15,189)	48%

[1] Adjusted Gross Profit, Adjusted Gross Margin, and Adjusted EBITDA are non-GAAP measures and have not been prepared in accordance with GAAP. For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measures, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included elsewhere in these materials.

(unaudited, dollars in thousands)	Q2'25	Q2'24	Change	Q2'25 YTD	Q2'24 YTD	Change
Cash flows provided by (used in) operating activities	$14,089	$7,556	86%	$3,843	$(6,526)	159%

GAAP capital expenditures	$26,199	$24,196	8%	$41,191	$45,267	(9)%
Less capital offsets:
OEM infrastructure payments	1,898	5,956	(68)%	6,873	11,782	(42)%
Proceeds from capital-build funding	7,180	4,459	61%	9,051	6,139	47%
Total capital offsets	9,078	10,415	(13)%	15,924	17,921	(11)%
Capital Expenditures, Net of Capital Offsets[1]	$17,121	$13,781	24%	$25,267	$27,346	(8)%

[1] Capital Expenditures, Net of Capital Offsets is a non-GAAP measure and has not been prepared in accordance with GAAP. For a definition of this non-GAAP measures and a reconciliation to the most directly comparable GAAP measures, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included elsewhere in these materials.

	6/30/2025	6/30/2024	Increase
Stalls in operation:
EVgo public network[1]	3,480	3,190	9%
EVgo dedicated network[2]	110	40	175%
EVgo eXtend™	760	190	300%
Total stalls in operation	4,350	3,420	27%

[1] Stalls on publicly available chargers at charging stations that we own and operate on our network.
[2] Stalls at charging stations that we own and operate on our network that are only available to dedicated fleet customers.

2025 Financial Guidance

EVgo is updating guidance as follows:

●	Total revenue guidance of $350 – $380 million
●	Adjusted EBITDA* of $(5) million – $10 million

* A reconciliation of projected Adjusted EBITDA (non-GAAP) to net income (loss), the most directly comparable GAAP measure, is not provided because certain measures, including share-based compensation expense, which is excluded from Adjusted EBITDA, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For a definition of Adjusted EBITDA, please see “Definitions of Non-GAAP Financial Measures” included elsewhere in this release.

Webcast Information

A live audio webcast for EVgo’s second quarter 2025 results will be held today at 8 a.m. ET / 5 a.m. PT. The webcast will be available at investors.evgo.com.

This press release, along with other investor materials that will be used or referred to during the webcast, including a slide presentation and reconciliations of certain non-GAAP measures to their nearest GAAP measures, will also be available on that site.

About EVgo

EVgo (Nasdaq: EVGO) is one of the nation’s leading public fast charging providers. With more than 1,100 fast charging stations across over 40 states, EVgo strategically deploys localized and accessible charging infrastructure by partnering with leading businesses across the U.S., including retailers, grocery stores, restaurants, shopping centers, gas stations, rideshare operators, and autonomous vehicle companies. At its dedicated Innovation Lab, EVgo performs extensive interoperability testing and has ongoing technical collaborations with leading automakers and industry partners to advance the EV charging industry and deliver a seamless charging experience.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “assume” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. You are cautioned, therefore, against relying on any of these forward-looking statements. These forward-looking statements include, but are not limited to, those perceived as express or implied statements regarding EVgo’s future financial and operating performance; EVgo’s future profitability and priorities, including achieving breakeven Adjusted EBITDA; the Facility, including expectations regarding its impact on stall growth and the Facility’s effect on EVgo’s financial performance; EVgo’s development of next generation charging architecture; and EVgo’s progress on its network buildout. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of EVgo’s management and are not predictions of actual performance. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including changes adversely affecting EVgo’s business; EVgo’s dependence on the widespread adoption of electric vehicles (“EVs”) and growth of the EV and EV charging markets; EVgo’s reliance on existing project finance for the growth of its business, its ability to fully draw on its debt financing from the U.S. Department of Energy (the “DOE Loan”) and its ability to comply with the covenants and other terms thereof; competition from existing and new competitors; EVgo’s ability to expand into new service markets, grow its customer base and manage its operations; the risks associated with cyclical demand for EVgo’s services and vulnerability to industry downturns and regional or national downturns; fluctuations in EVgo’s revenue and operating results; unfavorable conditions or disruptions in the capital and credit markets and EVgo’s ability to obtain additional financing on commercially reasonable terms; EVgo’s ability to generate cash, service indebtedness and incur additional indebtedness; evolving domestic and foreign government laws, regulations, rules and standards that impact EVgo’s business, results of operations and financial condition, including regulations impacting the EV charging market and government programs designed to drive broader adoption of EVs and any reduction, modification or elimination of such programs, such as the enactment of the One Big Beautiful Bill Act of 2025, which addresses, among other things, the termination of the Alternative Fuel Vehicle Refueling Property Credit, other changes in policy under the current administration and 119th Congress and the potential changes in tariffs or sanctions and escalating trade wars; EVgo’s ability to adapt its assets and infrastructure to changes in industry and regulatory standards and market demands related to EV charging; impediments to EVgo’s expansion plans, including permitting and utility-related delays; EVgo’s ability to integrate any businesses it acquires; EVgo’s ability to recruit and retain experienced personnel; risks related to legal proceedings or claims, including liability claims; EVgo’s dependence on third parties, including hardware and software vendors and service providers, utilities and permit-granting entities; supply chain disruptions, elevated rates of inflation and other increases in expenses, including as a result of the implementation of tariffs by the U.S. and other countries; safety and environmental requirements or regulations that may subject EVgo to unanticipated liabilities or costs; EVgo’s ability to enter into and maintain valuable partnerships with commercial or public-entity property owners, landlords and/or tenants, original equipment manufacturers, fleet operators and suppliers; EVgo’s ability to maintain, protect and enhance EVgo’s intellectual property; EVgo’s ability to identify and complete suitable acquisitions or other strategic transactions to meet its goals and integrate key businesses it acquires; and the impact of general economic or political conditions, including associated changes in U.S. fiscal and monetary policy such as elevated interest rates, changing tariff and taxation policies, and geopolitical events such as the conflicts in Ukraine and the Middle East. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) including its most recent Annual Report on Form 10-K, as well as its other SEC filings, copies of which are available on EVgo’s website at investors.evgo.com, and on the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

Financial Statements

EVgo Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30, 2025	December 31, 2024
(in thousands)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$154,468	$117,273
Restricted cash, current	22,425	3,239
Accounts receivable, net of allowance of $1,292 and $1,196 as of June 30, 2025 and December 31, 2024	31,860	45,849
Accounts receivable, capital-build	16,239	17,732
Prepaids and other current assets	27,386	21,282
Total current assets	252,378	205,375
Restricted cash, noncurrent	6,484	—
Property, equipment and software, net	415,714	414,968
Operating lease right-of-use assets	93,879	89,295
Other assets	30,273	24,321
Intangible assets, net	34,877	38,750
Goodwill	31,052	31,052
Total assets	$864,657	$803,761

Liabilities, redeemable noncontrolling interest and stockholders’ deficit
Current liabilities
Accounts payable	$9,828	$13,031
Accrued liabilities	53,381	42,953
Operating lease liabilities, current	7,039	7,326
Deferred revenue, current	45,890	46,258
Other current liabilities	2,013	1,842
Total current liabilities	118,151	111,410
Operating lease liabilities, noncurrent	87,792	83,043
Asset retirement obligations	25,597	23,793
Capital-build liability	53,273	51,705
Deferred revenue, noncurrent	70,609	70,466
Earnout liability, at fair value	374	942
Warrant liabilities, at fair value	4,036	9,740
Other long-term liabilities	7,705	8,931
Long-term debt	96,540	—
Total liabilities	464,077	360,030

Commitments and contingencies

	June 30, 2025	December 31, 2024
(in thousands)	(unaudited)
Redeemable noncontrolling interest	$630,720	$699,840

Stockholders’ deficit
Preferred stock, $0.0001 par value; 10,000,000 shares authorized as of June 30, 2025 and December 31, 2024; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 1,200,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 133,526,365 and 129,973,698 shares issued and outstanding (excluding 718,750 shares subject to possible forfeiture) as of June 30, 2025 and December 31, 2024, respectively	13	13
Class B common stock, $0.0001 par value; 400,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 172,800,000 shares issued and outstanding as of June 30, 2025 and December 31, 2024	17	17
Accumulated deficit	(230,170)	(256,139)
Total stockholders’ deficit	(230,140)	(256,109)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$864,657	$803,761

EVgo Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands, except per share data)	2025	2024	Change %	2025	2024	Change %
Revenue
Charging, retail	$32,779	$22,336	47%	$62,794	$40,662	54%
Charging, commercial¹	8,573	6,176	39%	16,356	11,283	45%
Charging, OEM	7,908	3,638	117%	13,166	6,370	107%
Regulatory credit sales	2,450	1,749	40%	5,236	3,783	38%
Network, OEM	118	1,627	(93)%	1,374	5,050	(73)%
Total charging network	51,828	35,526	46%	98,926	67,148	47%
eXtend	37,385	27,667	35%	60,873	46,818	30%
Ancillary¹	8,817	3,426	157%	13,518	7,811	73%
Total revenue	98,030	66,619	47%	173,317	121,777	42%

Cost of sales
Charging network¹	32,545	23,056	41%	62,154	41,766	49%
Other¹	37,235	26,016	43%	57,635	45,264	27%
Depreciation, net of capital-build amortization	14,342	11,149	29%	30,297	21,508	41%
Total cost of sales	84,122	60,221	40%	150,086	108,538	38%
Gross profit	13,908	6,398	117%	23,231	13,239	75%

Operating expenses
General and administrative	40,596	33,827	20%	79,224	68,053	16%
Depreciation, amortization and accretion	4,124	4,958	(17)%	8,219	9,943	(17)%
Total operating expenses	44,720	38,785	15%	87,443	77,996	12%
Operating loss	(30,812)	(32,387)	5%	(64,212)	(64,757)	1%

Interest expense	(909)	—	*	(1,426)	—	*
Interest income	1,718	2,064	(17)%	3,412	4,337	(21)%
Other income (expense), net	5	(8)	163%	—	(17)	100%
Change in fair value of earnout liability	(180)	101	(278)%	568	309	84%
Change in fair value of warrant liabilities	360	677	(47)%	5,704	2,395	138%
Total other income, net	994	2,834	(65)%	8,258	7,024	18%
Loss before income tax expense	(29,818)	(29,553)	(1)%	(55,954)	(57,733)	3%
Income tax expense	(3)	(57)	95%	(94)	(70)	(34)%
Net loss	(29,821)	(29,610)	(1)%	(56,048)	(57,803)	3%
Less: net loss attributable to redeemable noncontrolling interest	(16,823)	(19,233)	13%	(31,688)	(37,593)	16%
Net loss attributable to Class A common stockholders	$(12,998)	$(10,377)	(25)%	$(24,360)	$(20,210)	(21)%

Net loss per share to Class A common stockholders, basic and diluted	$(0.10)	$(0.10)		$(0.18)	$(0.19)
Weighted average Class A common stock outstanding, basic and diluted	133,484	105,584		132,644	105,130

* Percentage not meaningful

¹ During the fourth quarter of 2024, we reclassed revenues earned through our dedicated charging solutions to fleets from commercial charging revenue to ancillary revenue. In addition, the associated costs for those revenues were reclassed from charging network cost of sales to other cost of sales. Previously reported amounts have been updated to conform to the current period presentation.

EVgo Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Six Months Ended June 30,
(in thousands)	2025	2024
Cash flows from operating activities
Net loss	$(56,048)	$(57,803)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation, amortization and accretion	38,516	31,451
Net loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	4,518	5,497
Share-based compensation	12,525	10,103
Change in fair value of earnout liability	(568)	(309)
Change in fair value of warrant liabilities	(5,704)	(2,395)
Paid-in-kind interest, amortization of deferred debt issuance costs, net of capitalized interest	1,401	—
Gain on sales-type lease	(2,500)	—
Other	83	5
Changes in operating assets and liabilities
Accounts receivable, net	13,988	112
Prepaids and other current assets and other assets	(4,643)	1,324
Operating lease assets and liabilities, net	(121)	(3)
Accounts payable	(4,875)	6,130
Accrued liabilities	8,737	(5,764)
Deferred revenue	(224)	5,461
Other current and noncurrent liabilities	(1,242)	(335)
Net cash provided by (used in) operating activities	3,843	(6,526)
Cash flows from investing activities
Capital expenditures	(41,191)	(45,267)
Proceeds from insurance for property losses	24	152
Net cash used in investing activities	(41,167)	(45,115)
Cash flows from financing activities
Proceeds from long-term debt	94,180	—
Proceeds from capital-build funding	9,051	6,139
Payments of withholding tax on net issuance of restricted stock units	(529)	—
Payments of deferred debt issuance costs	(2,513)	(908)
Net cash provided by financing activities	100,189	5,231
Net increase (decrease) in cash, cash equivalents and restricted cash	62,865	(46,410)
Cash, cash equivalents and restricted cash, beginning of period	120,512	209,146
Cash, cash equivalents and restricted cash, end of period	$183,377	$162,736

Use of Non-GAAP Financial Measures

To supplement EVgo’s financial information, which is prepared and presented in accordance with GAAP, EVgo uses certain non-GAAP financial measures. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EVgo uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. EVgo believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of EVgo’s recurring core business operating results.

EVgo believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing EVgo’s performance. These non-GAAP financial measures also facilitate management’s internal comparisons to the Company’s historical performance. EVgo believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by EVgo’s institutional investors and the analyst community to help them analyze the health of EVgo’s business.

For more information on these non-GAAP financial measures, including reconciliations to the most comparable GAAP measures, please see the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures.”

Definitions of Non-GAAP Financial Measures

This release includes some, but not all of the following non-GAAP financial measures, in each case as defined below: “Charging Network Gross Profit,” “Charging Network Gross Margin,” “Adjusted Cost of Sales,” “Adjusted Cost of Sales as a Percentage of Revenue,” “Adjusted Gross Profit (Loss),” “Adjusted Gross Margin,” “Adjusted General and Administrative Expenses,” “Adjusted General and Administrative Expenses as a Percentage of Revenue,” “EBITDA,” “EBITDA Margin,” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” and “Capital Expenditures, Net of Capital Offsets.” With respect to Capital Expenditures, Net of Capital Offsets, pursuant to the terms of certain OEM contracts, EVgo is paid well in advance of when revenue can be recognized, and usually, the payment is tied to the number of stalls that commence operations under the applicable contractual arrangement while the related revenue is deferred at the time of payment and is recognized as revenue over time as EVgo provides charging and other services to the OEM and the OEM’s customers. EVgo management therefore uses these measures internally to establish forecasts, budgets, and operational goals to manage and monitor its business, including the cash used for, and the return on, its investment in its charging infrastructure. EVgo believes that these measures are useful to investors in evaluating EVgo’s performance and help to depict a meaningful representation of the performance of the underlying business, enabling EVgo to evaluate and plan more effectively for the future.

Charging Network Gross Profit, Charging Network Gross Margin, Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit (Loss), Adjusted Gross Margin, Adjusted General and Administrative Expenses, Adjusted General and Administrative Expenses as a Percentage of Revenue, EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Capital Expenditures, Net of Capital Offsets are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP and the items excluded from or included in these metrics are significant components in understanding and assessing EVgo’s financial performance. These metrics should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP.

EVgo defines Charging Network Gross Profit as total charging network revenue less charging network cost of sales. EVgo defines Charging Network Gross Margin as Charging Network Gross Profit divided by total charging network revenue. EVgo defines Adjusted Cost of Sales as cost of sales before (i) depreciation, net of capital-build amortization, and (ii) share-based compensation. EVgo defines Adjusted Cost of Sales as a Percentage of Revenue as Adjusted Cost of Sales as a percentage of revenue. EVgo defines Adjusted Gross Profit (Loss) as revenue less Adjusted Cost of Sales. EVgo defines Adjusted Gross Margin as Adjusted Gross Profit (Loss) as a percentage of revenue. EVgo defines Adjusted General and Administrative Expenses as general and administrative expenses before (i) share-based compensation, (ii) loss on disposal of property and equipment, net of insurance recoveries, and impairment expense, (iii) bad debt expense (recoveries), and (iv) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted General and Administrative Expenses as a Percentage of Revenue as Adjusted General and Administrative Expenses as a percentage of revenue. EVgo defines EBITDA as net income (loss) before (i) depreciation, net of capital-build amortization, (ii) amortization, (iii) accretion, (iv) interest income, (v) interest expense, and (vi) income tax expense (benefit). EVgo defines EBITDA Margin as EBITDA as a percentage of revenue. EVgo defines Adjusted EBITDA as EBITDA plus (i) share-based compensation, (ii) loss on disposal of property and equipment, net of insurance recoveries, and impairment expense, (iii) loss (gain) on investments, (iv) bad debt expense (recoveries), (v) change in fair value of earnout liability, (vi) change in fair value of warrant liabilities, and (vii) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. EVgo defines Capital Expenditures, Net of Capital Offsets as capital expenditures adjusted for the following capital offsets: (i) all payments under OEM infrastructure agreements excluding any amounts directly attributable to OEM customer charging credit programs and pass-through of non-capital expense reimbursements, (ii) proceeds from capital-build funding and (iii) proceeds from the transfer of 30C income tax credits, net of transaction costs. The tables below present quantitative reconciliations of these measures to their most directly comparable GAAP measures as described in this paragraph.

Reconciliations of Non-GAAP Financial Measures

The following unaudited table presents a reconciliation of EBITDA, EBITDA Margin, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP measure:

(unaudited, dollars in thousands)	Q2'25	Q2'24	Change	Q2'25 YTD	Q2'24 YTD	Change
GAAP revenue	$98,030	$66,619	47%	$173,317	$121,777	42%

GAAP net loss	$(29,821)	$(29,610)	(1)%	$(56,048)	$(57,803)	3%
GAAP net loss margin	(30.4%)	(44.4%)	1,400 bps	(32.3)%	(47.5)%	1,520 bps

EBITDA adjustments:
Depreciation, net of capital-build amortization	$14,417	$11,288	28%	$30,456	$21,764	40%
Amortization	3,330	4,342	(23)%	6,754	8,805	(23)%
Accretion	719	477	51%	1,306	882	48%
Interest expense	909	—	*	1,426	—	*
Interest income	(1,718)	(2,064)	17%	(3,412)	(4,337)	21%
Income tax expense	3	57	(95)%	94	70	34%
Total EBITDA adjustments	17,660	14,100	25%	36,624	27,184	35%
EBITDA	$(12,161)	$(15,510)	22%	$(19,424)	$(30,619)	37%
EBITDA Margin	(12.4%)	(23.3%)	1,090 bps	(11.2)%	(25.1)%	1,390 bps

Adjusted EBITDA Adjustments:
Share-based compensation	$7,031	$5,402	30%	$12,525	$10,103	24%
Loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	3,319	2,757	20%	4,518	5,497	(18)%
Loss on investments	—	—	*	—	5	(100)%
Bad debt expense	58	81	(28)%	651	311	109%
Change in fair value of earnout liability	180	(101)	278%	(568)	(309)	(84)%
Change in fair value of warrant liabilities	(360)	(677)	47%	(5,704)	(2,395)	(138)%
Other[1]	—	66	(100)%	140	2,218	(94)%
Total Adjusted EBITDA adjustments	10,228	7,528	36%	11,562	15,430	(25)%
Adjusted EBITDA	$(1,933)	$(7,982)	76%	$(7,862)	$(15,189)	48%
Adjusted EBITDA Margin	(2.0%)	(12.0%)	1,000 bps	(4.5)%	(12.5)%	800 bps

* Percentage greater than 999% or not meaningful.

¹ For the six months ended June 30, 2025, comprised primarily of nonrecurring professional fees related to the Secondary Offering, which closed on December 18, 2024. the six months ended June 30, 2024, comprised primarily of costs related to the reorganization of our resources previously announced by us on January 17, 2024.

The following unaudited table presents a reconciliation of Charging Network Gross Profit and Charging Network Gross Margin to the most directly comparable GAAP measures:

(unaudited, dollars in thousands)	Q2'25	Q2'24	Change	Q2'25 YTD	Q2'24 YTD	Change
GAAP total charging network revenue[1]	$51,828	$35,526	46%	$98,926	$67,148	47%
GAAP charging network cost of sales[1]	32,545	23,056	41%	62,154	41,766	49%
Charging Network Gross Profit	$19,283	$12,470	55%	$36,772	$25,382	45%
Charging Network Gross Margin	37.2%	35.1%	210 bps	37.2%	37.8%	(60) bps

¹ During the fourth quarter of 2024, we reclassed revenues earned through our dedicated charging solutions to fleets from commercial charging revenue to ancillary revenue. In addition, the associated costs for those revenues were reclassed from charging network cost of sales to other cost of sales. Previously reported amounts have been updated to conform to the current period presentation.

The following unaudited table presents a reconciliation of Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit and Adjusted Gross Margin to the most directly comparable GAAP measures:

(unaudited, dollars in thousands)	Q2'25	Q2'24	Change	Q2'25 YTD	Q2'24 YTD	Change
GAAP revenue	$98,030	$66,619	47%	$173,317	$121,777	42%
GAAP cost of sales	84,122	60,221	40%	150,086	108,538	38%
GAAP gross profit	$13,908	$6,398	117%	$23,231	$13,239	75%
GAAP cost of sales as a percentage of revenue	85.8%	90.4%	(460) bps	86.6%	89.1%	(250) bps
GAAP gross margin	14.2%	9.6%	460 bps	13.4%	10.9%	250 bps

Adjusted Cost of Sales adjustments
Depreciation, net of capital-build amortization	$14,342	$11,149	29%	$30,297	$21,508	41%
Share-based compensation	109	111	(2)%	201	198	2%
Total Adjusted Cost of Sales adjustments	$14,451	$11,260	28%	30,498	$21,706	41%

Adjusted Cost of Sales	$69,671	$48,961	42%	$119,588	$86,832	38%
Adjusted Cost of Sales as a Percentage of Revenue	71.1%	73.5%	(240) bps	69.0%	71.3%	(230) bps

Adjusted Gross Profit	$28,359	$17,658	61%	$53,729	$34,945	54%
Adjusted Gross Margin	28.9%	26.5%	240 bps	31.0%	28.7%	230 bps

The following unaudited table presents a reconciliation of Adjusted General and Administrative Expenses and Adjusted General and Administrative Expenses as a Percentage of Revenue to the most directly comparable GAAP measures:

(unaudited, dollars in thousands)	Q2'25	Q2'24	Change	Q2'25 YTD	Q2'24 YTD	Change
GAAP revenue	$98,030	$66,619	47%	$173,317	$121,777	42%

GAAP general and administrative expenses	$40,596	$33,827	20%	$79,224	$68,053	16%
GAAP general and administrative expenses as a percentage of revenue	41.4%	50.8%	(940) bps	45.7%	55.9%	(1,020) bps

Less adjustments:
Share-based compensation	$6,922	$5,291	31%	$12,324	$9,905	24%
Loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	3,319	2,757	20%	4,518	5,497	(18)%
Bad debt expense	58	81	(28)%	651	311	109%
Other[1]	—	66	(100)%	140	2,218	(94)%
Total adjustments	10,299	8,195	26%	17,633	17,931	(2)%
Adjusted General and Administrative Expenses	$30,297	$25,632	18%	$61,591	$50,122	23%
Adjusted General and Administrative Expenses as a Percentage of Revenue	30.9%	38.5%	(760) bps	35.5%	41.2%	(570) bps

¹ For the six months ended June 30, 2025, comprised primarily of nonrecurring professional fees related to the Secondary Offering, which closed on December 18, 2024. For the six months ended June 30, 2024, comprised primarily of costs related to the reorganization of our resources previously announced by us on January 17, 2024.

The following unaudited table presents a reconciliation of Capital Expenditures, Net of Capital Offsets, to the most directly comparable GAAP measure:

(unaudited, dollars in thousands)	Q2'25	Q2'24	Change	Q2'25 YTD	Q2'24 YTD	Change
GAAP capital expenditures	$26,199	$24,196	8%	$41,191	$45,267	(9)%

Less capital offsets:
OEM infrastructure payments	$1,898	$5,956	(68)%	$6,873	$11,782	(42)%
Proceeds from capital-build funding	7,180	4,459	61%	9,051	6,139	47%
Total capital offsets	9,078	10,415	(13)%	15,924	17,921	(11)%
Capital Expenditures, Net of Capital Offsets	$17,121	$13,781	24%	$25,267	$27,346	(8)%

* Percentage not meaningful

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